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Exhibit 10.1

LA QUINTA PROPERTIES, INC.

FIRST AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

        This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of July 14, 2004 and entered into by and among La Quinta Properties, Inc., a Delaware corporation ("Borrower"), La Quinta Corporation, a Delaware corporation ("Holdings"), the financial institutions listed on the signature pages hereof ("Lenders"), and Canadian Imperial Bank of Commerce, as administrative agent for Lenders ("Administrative Agent") and for purposes of Section 4 hereof, the other Loan Parties listed on the signature pages hereof, and is made with reference to that certain Amended and Restated Credit Agreement dated as of November 12, 2003 (the "Credit Agreement"), by and among Borrower, the lenders party thereto, Administrative Agent, Fleet Securities Inc., as syndication agent, and Calyon New York Branch (formerly known as Credit Lyonnais New York Branch), as documentation agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

        WHEREAS, Borrower, Holdings and Lenders desire to amend the Credit Agreement to (i) permit Borrower, Holdings and their Subsidiaries to acquire all or substantially all of the assets of the Baymont Inns and Suites and the Woodfield Suites operations of The Marcus Corporation and its subsidiaries (the "Baymont/Woodfield Acquisition"), including amendment of certain of the covenants set forth therein and certain related definitions; (ii) permit the issuance by Borrower of up to $200,000,000 of senior notes, the proceeds of which shall be applied, together with cash on hand of the Borrower, to pay the purchase price in connection with the Baymont/Woodfield Acquisition, and (iii) make certain other amendments as set forth below;

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

        Section 1.    AMENDMENTS TO THE CREDIT AGREEMENT

  1.1
  Amendments to Section 1: Provisions Relating to Defined Terms

        A.    Baymont/Woodfield Acquisition.    Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definition thereto, in proper alphabetical order:

  "‘Baymont/Woodfield Acquisition' means the acquisition by Borrower, Holdings and their Subsidiaries of substantially all of the assets, and the assumption of certain of the liabilities, of the Baymont Inns and Suites and the Woodfield Suites operations of The Marcus Corporation and its subsidiaries, for an aggregate purchase price not to exceed $433,000,000 (including transaction costs), subject to certain adjustments, on terms and conditions reasonably acceptable to Administrative Agent."

        B.    Capital Expenditures.    Subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (ii) of the definition thereof and substituting the following therefor:

  "(ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Holdings and its Subsidiaries during that period with respect to Permitted Acquisitions; provided, however, that Capital Expenditures shall not include any expenditures for Investments permitted under subsection 7.3(i)."

        C.    Conversion Costs.    Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Conversion Costs" appearing therein and substituting the following therefor:

  "‘Conversion Costs' means those Capital Expenditures made within two years of the consummation of any Permitted Acquisition (i) to convert any such acquired property to a La Quinta Inn, a La Quinta Inn & Suites, or any other La Quinta-controlled brand, (ii) to renovate, refurbish or upgrade systems of any such acquired property or (iii) to convert any La Quinta-controlled property to any other La Quinta-controlled brand in connection with such Permitted Acquisition."

        D.    Permitted Acquisition.    Subsection 1.1 of the Credit Agreement is hereby amended by amending the definition of "Permitted Acquisition" appearing therein to delete the phrase "means an acquisition of an entity engaged in the lodging or similar business" and substituting the following therefor:

  "means (a) the Baymont/Woodfield Acquisition and (b) any acquisition by purchase or otherwise of all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) engaged in businesses permitted under subsection 7.10".

        E.    Senior Notes.    Subsection 1.1 of the Credit Agreement is hereby amended by amending the definition of "Senior Notes" appearing therein to delete the period at the end thereof and add a new clause (ix) to the end thereof as follows: ", and (ix) the indenture or other documents relating to any senior notes issued pursuant to subsection 7.1(x)."

        F.     Senior Note Documents.    Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Senior Note Documents" appearing therein and substituting the following therefor:

  "‘Senior Note Documents' means the Senior Notes, the Indentures referenced in clauses (i), (vii), (viii) and (ix) of the definition of Senior Notes, and all supplements to such indentures."

  1.2
  Amendments to Section 2. Amounts and Terms of Commitments and Loans

        A.    Increases of the Revolving Loan Commitments; Addition of a Term Loan Facility.    Subsection 2.1A(ii) of the Credit Agreement is hereby amended by deleting the reference to "$150,000,000" in the second sentence thereof and substituting "$200,000,000" therefor.

  1.3
  Amendments to Section 6. Borrower's and Holdings' Affirmative Covenants

        A.    Execution of Subsidiary Guaranty and Personal Property Collateral Documents.    Subsection 6.8A of the Credit Agreement is hereby amended by adding the following to the end thereof: "and provided further that with respect to any such Subsidiaries acquired or formed in connection with the Baymont/Woodfield Acquisition, such guaranties, pledges and other documentation (including the documentation required pursuant to subsection 6.8B) shall be delivered not later than 30 days after the closing date of the Baymont/Woodfield Acquisition."

  1.4
  Amendments to Section 7. Borrower's and Holdings' Negative Covenants

        A.    Indebtedness.    Subsection 7.1 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (ix) thereof and substituting "; and" therefor, and (ii) adding a new clause (x) to the end thereof as follows:

  "(x) Borrower may issue, and Holdings may guarantee, and in each case remain liable with respect to, new senior notes secured equally and ratably pursuant to the Collateral Documents on the same basis as the existing Senior Notes, in an aggregate principal amount not to exceed $200,000,000 and on terms and conditions of the types described in subsection 7.1(v), clauses (3), (4) and (5), provided that all of the net proceeds thereof are applied to payment of the purchase price, transaction costs and Conversion Costs in connection with the Baymont/Woodfield

  Acquisition or to refinance Indebtedness incurred to pay such purchase price, transaction costs and Conversion Costs."

        B.    Liens and Related Matters.    Subsection 7.2 of the Credit Agreement is hereby amended by deleting the references in subsections 7.2C and 7.2D to "subsections 7.1(i) and 7.1(iv)-(vii)" therein and substituting the following in each case therefor: "subsections 7.1(i), (iv), (v), (vi), (vii) and (x)".

        C.    Investments/Joint Ventures.    Subsection 7.3 of the Credit Agreement is hereby amended by deleting the reference to "$20,000,000" in clause (i) thereof and substituting "$25,000,000" therefor.

        D.    Contingent Obligations.    Subsection 7.4 of the Credit Agreement is hereby amended by deleting clause (iii) thereof and substituting the following therefor:

  "(iii) Holdings and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Holdings, Borrower or any Subsidiaries permitted by subsection 7.1; provided that Subsidiaries of Holdings other than Borrower may not become liable in respect of Indebtedness of Borrower under subsections 7.1(v), (vi) and (x);".

        E.    Restricted Payments.    Subsection 7.5B of the Credit Agreement is hereby amended by replacing the word "and" at the end of clause (2)(B) thereof with a comma, and deleting the period at the end of clause 2(C) thereof and substituting the following therefor:

  "and (D) Indebtedness incurred pursuant to subsection 7.1(x) and Indebtedness described in clause (viii) of the definition of "Senior Notes'; provided that (i) such prepayment, redemption, repurchase, retirement, defeasance or similar payment is made out of the proceeds of Refinancing Indebtedness permitted by subsection 7.1(v) and (ii) at the time of such event, all Senior Notes maturing or scheduled to be redeemable at the option of the holders thereof prior to the Revolving Loan Commitment Termination Date shall have been repaid in full or refinanced such that the maturity date for such Senior Notes shall occur after the Revolving Loan Commitment Termination Date."

        F.     Capital Expenditures.    Subsection 7.8A of the Credit Agreement is hereby amended by (i) deleting the reference to "$95,000,000" in the first sentence thereof and substituting "$120,000,000" therefor, and (ii) deleting clause (iii) of the proviso thereof in its entirety and substituting the following therefor:

  "(iii) Holdings and its Subsidiaries may make Capital Expenditures (which shall not be included for purposes of determining the Annual CapEx Amount) and related Conversion Costs after the Effective Date in connection with one or more Permitted Acquisitions, including the Baymont/Westfield Acquisition; provided that in the case of this clause (iii), both at the time of and immediately after giving effect to any such Capital Expenditures and any related Revolving Loans made in connection therewith, (A) the Total Leverage Ratio is less than or equal to the lower of (x) the then-required Total Leverage Ratio under subsection 7.6A less 0.25 or (y) 5.00:1.00, (B) the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments by not less than $50,000,000, and (C) the aggregate of all such Capital Expenditures and related Conversion Costs does not exceed $300,000,000 for all Permitted Acquisitions (excluding Capital Expenditures and Conversion Costs in connection with the Baymont/Westfield Acquisition)."

  1.5
  Waiver Regarding Schedules

        A.    Updating and Correction of Certain Schedules.    The consummation of the Baymont/Woodfield Acquisition may cause certain information set forth in the Schedules to the Credit Agreement and the other Loan Documents to become outdated or incorrect. Borrower shall, not later than 30 days after the closing date of the Baymont/Woodfield Acquisition, be permitted to update and correct schedules to the Credit Agreement and the other Loan Documents that list real property interests, personal property interests, and Subsidiaries of Holdings and its Subsidiaries, and such other schedules as may be agreed to by Administrative Agent, as necessary to reflect the Baymont/Woodfield Acquisition. During such 30-day period, any failure of any such schedule to be true, correct and complete due to the absence of information relating to the Baymont/Woodfield Acquisition shall not constitute a breach of any representation, warranty or covenant set forth in the Loan Documents, including, without limitation, subsection 4.2B(i), Section 5 and subsections 6.1(x) and (xii) of the Credit Agreement.

        Section 2.    CONDITIONS TO EFFECTIVENESS

        Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "First Amendment Effective Date"):

        A.    On or before the First Amendment Effective Date, Borrower shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the First Amendment Effective Date:

          1.     Signature and incumbency certificates of officers of each of the Loan Parties executing this Amendment; and

          2.     Copies of this Amendment executed by each of the Loan Parties listed on the signature pages hereof.

        B.    Requisite Lenders shall have executed this Amendment.

        C.    On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to Administrative Agent, acting on behalf of Lenders, and its counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

        Section 3.    REPRESENTATIONS AND WARRANTIES

        In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of Borrower and Holdings represents and warrants to each Lender that the following statements are true, correct and complete:

        A.    Corporate Power and Authority.    Each Loan Party has all requisite corporate or other power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

        B.    Authorization of Agreements.    The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate or other action on the part of each Loan Party.

        C.    No Conflict.    The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the certificate or articles of incorporation or bylaws or other similar constitutional documents of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders and the Senior Notes), or (iv) require any approval of stockholders or any approval or consent of any

Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders and except where the failure to obtain such approvals or consents, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        D.    Governmental Consents.    The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not require any Filings, other than Filings of the types described in subsection 5.2C of the Credit Agreement.

        E.    Binding Obligation.    This Amendment and the Credit Agreement have been duly executed and delivered by each Loan Party, and this Amendment and the Credit Agreement are the legally valid and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        F.     Incorporation of Representations and Warranties From Credit Agreement.    The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        G.    Absence of Default.    No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

        Section 4.    ACKNOWLEDGEMENT AND CONSENT

        Borrower and Holdings are party to the Pledge Agreement and certain of the Collateral Documents, as amended through the First Amendment Effective Date, pursuant to which Borrower and Holdings have created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. The stock of each Subsidiary Guarantor is pledged under the Pledge Agreement, and each Subsidiary Guarantor is a party to the Subsidiary Guaranty and certain of the Collateral Documents, in each case as amended through the First Amendment Effective Date, pursuant to which each Subsidiary Guarantor has (i) guarantied the Obligations and (ii), if applicable, created Liens in favor of Administrative Agent on certain Collateral and pledged certain Collateral to Administrative Agent to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty. The Pledge Agreement and the Subsidiary Guaranty are collectively referred to herein as the "Credit Support Documents".

        Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Loan Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations" and "Secured Obligations," as the case may be, in respect of the Obligations of Borrower now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

        Each Loan Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder, as modified hereby, shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except as expressly provided herein. Each Loan Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

        Section 5.    MISCELLANEOUS

        A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

            (i)  On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

           (ii)  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii)  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

        B.    Fees and Expenses.    Borrower acknowledges that all actual and reasonable costs, fees and expenses as described in subsection 11.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

        C.    Headings.    Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        D.    Applicable Law.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        E.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:
LA QUINTA PROPERTIES, INC.
By:	/s/ STEVEN J. FLOWERS Steven J. Flowers
Title:	Vice President and Treasurer
HOLDINGS:
LA QUINTA CORPORATION
By:	/s/ STEVEN J. FLOWERS Steven J. Flowers
Title:	Vice President and Treasurer
OTHER LOAN PARTIES: (for purposes of Section 4 only)
LA QUINTA MANAGEMENT SERVICES LLC
LA QUINTA INNS, INC.
LA QUINTA FRANCHISING LLC
By:	/s/ STEVEN J. FLOWERS
On behalf of each of the entities immediately preceding this signature block
Name: Steven J. Flowers Title: Vice President and Treasurer
LA QUINTA INNS de MEXICO S.A. de C.V.
By:	/s/ DAVID L. REA Name: David L. Rea Title: Executive Vice President, Chief Financial Officer and Treasurer

MEDITRUST MANAGEMENT COMPANY
By:	MEDITRUST HEALTHCARE CORPORATION, its Trustee
By:	/s/ DAVID L. REA Name: David L. Rea Title: Vice President and Treasurer
MEDITRUST HEALTHCARE CORPORATION
MEDITRUST MORTGAGE INVESTMENTS, INC.
MEDITRUST TRS, INC.
LA QUINTA TRS, INC.
LA QUINTA TRS II, INC.
LA QUINTA TRS III, INC.
LA QUINTA TRS IV, INC.
MEDITRUST ACQUISITION COMPANY II LLC
By:	/s/ DAVID L. REA
On behalf of each of the entities immediately preceding this signature block
Name: David L. Rea Title: Vice President and Treasurer
LA QUINTA FRANCHISE, LLC
LA QUINTA LODGING INVESTMENTS LLC
LA QUINTA WORLDWIDE, LLC
By:	/s/ STEVEN J. FLOWERS
On behalf of each of the entities immediately preceding this signature block
Name: Steven J. Flowers Title: Vice President
LQ-WB, LLC
LQC LEASING, LLC
LA QUINTA LEASING COMPANY

LA QUINTA REALTY CORP.
LQI ACQUISITION CORPORATION
LA QUINTA INVESTMENTS, INC.
MOC HOLDING COMPANY
By:	/s/ STEVEN J. FLOWERS
On behalf of each of the entities immediately preceding this signature block
Name: Steven J. Flowers Title: Treasurer
LA QUINTA TEXAS PROPERTIES, L.P.
LQM OPERATING PARTNERS, L.P.
By:	LA QUINTA REALTY CORP., its General Partner
By:	/s/ STEVEN J. FLOWERS
On behalf of each of the entities immediately preceding this signature block
Name: Steven J. Flowers Title: Treasurer
LQ INVESTMENTS I
LQ INVESTMENTS II
LQ-EAST IRVINE JOINT VENTURE
LQ-BATON ROUGE JOINT VENTURE
LA QUINTA DEVELOPMENT PARTNERS, L.P.
On behalf of each of the entities immediately preceding this signature block
By:	LA QUINTA PROPERTIES, INC., as General Partner
By:	/s/ STEVEN J. FLOWERS Name: Steven J. Flowers Title: Vice President and Treasurer

LA QUINTA ARLINGTON BEVERAGE SERVICES, INC.
LA QUINTA BEVERAGE SERVICES, INC.
By:	/s/ WAYNE B. GOLDBERG
On behalf of each of the entities immediately preceding this signature block
Name: Wayne B. Goldberg Title: President and Secretary
ADMINISTRATIVE AGENT AND COLLATERAL AGENT:
CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent and Collateral Agent
By:	/s/ DEAN J. DECKER
Dean J. Decker Managing Director CIBC World Markets Corp., AS AGENT
LENDERS:
CIBC, INC., as a Lender
By:	/s/ DEAN J. DECKER
Dean J. Decker Managing Director CIBC World Markets Corp., AS AGENT
MORGAN STANLEY SENIOR FUNDING, INC., as a Lender
By:	/s/ JAAP L. TONCKENS
Name: Jaap L. Tonckens Title: Vice President Morgan Stanley Senior Funding

LEHMAN COMMERCIAL PAPER, INC., as a Lender
By:	/s/ FRANCIS CHANG
Name: Francis Chang Title: Authorized Signatory
CALYON NEW YORK BRANCH, as a Lender
By:	/s/ BRUNO DEFLOOR
Name: Bruno Defloor Title: Director
By:	/s/ JOSEPH ASCIOLLA
Name: Joseph Asciolla Title: Managing Director
FLEET NATIONAL BANK, as a Lender
By:	/s/ LESA J. BUTLER
Name: Lesa J. Butler Title: Principal
WELLS FARGO BANK, Natioanl Association, as a Lender
By:	/s/ STEPHEN P. PRINZ
Name: Stephen P. Prinz Title: Executive Vice President

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  Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT